UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 30, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 30, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of E. I. du Pont de Nemours and Company (the “Company”) recommended, and the Board of Directors of the Company approved, the adoption of the E. I. du Pont de Nemours Management Deferred Compensation Plan (the “Plan”), under which a select group of management or highly compensated employees (“Participants”) may defer receipt of their compensation, including up to 60% of their base salary, up to 60% of their short-term incentive (“STIP”) awards and up to 100% of their long-term incentive (“LTI”) awards. The provisions of the Plan relating to the deferral of base salary and LTI Awards are effective January 1, 2009. The provisions of the Plan relating to the deferral of STIP Awards are effective for awards earned during 2008 and payable in 2009.
Each year a Participant may choose to allocate his/her deferral contributions of base salary and STIP awards into as many as five separate investment subaccounts (“Directed Investment Subaccounts”), and choose a distribution method specific for each subaccount. Separate investment elections may be made for each Directed Investment Subaccount.
In addition, a Participant may choose to allocate his/her deferral contributions of LTI awards into as many as five separate stock unit subaccounts (“Stock Unit Subaccounts”), and choose a distribution method specific for each subaccount. Each Stock Unit Subaccount will consist of common stock units of the Company. Investment elections may not be made with respect to Stock Unit Subaccounts.
Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except a newly eligible Participant may generally make deferral elections up to 30 days after he/she first becomes eligible to participate in the Plan. Deferral elections related to performance-based compensation may generally be made no later than six months prior to the end of the performance period. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Plan, including that they do so no later than 12 months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.
Participants may elect one or more investment funds, as designated by the Company, to be used to determine the additional amounts to be credited to their Directed Investment Subaccounts. These investment funds are for measurement purposes only and a Participant’s election of any such investment fund is hypothetical and is not an actual investment of his/her Plan account in any such investment funds. The Plan is an “unfunded” plan for state and federal income tax purposes and Participants have the rights of unsecured creditors of the Company with regard to their Plan accounts. Dividend equivalents will be allocated to Stock Unit Subaccounts and Directed Investment Subaccounts to the extent such subaccounts consist of common stock units of the Company.
Participants may elect to receive distributions of their accounts on: (i) separation from service; (ii) a specified date or in accordance with a fixed schedule; (iii) the earlier of (i) or (ii); or (iv) a change of control, if occurring earlier than (i) or (ii). A Participant may also request a distribution of all or a portion of his/her account in connection with certain unforeseeable emergencies. The available forms of payment are a lump sum or annual installments for up to 15 years.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
10.1	E. I. du Pont de Nemours and Company Management Deferred Compensation Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller
May 2, 2008

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